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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 19, 2004

                         Callisto Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                 333-63474           13-3894575
(State or other jurisdiction             (Commission         IRS Employer
of incorporation or organization)        File Number)        Identification No.)

                        420 Lexington Avenue, Suite 2500
                            New York, New York 10170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (212) 297-0010

          (Former name or former address, if changed since last report)

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Item 5   Other Events and Required FD Disclosure.


         On April 19, 2004, Callisto Pharmaceuticals, Inc., a Delaware corporation ("Callisto"), issued a press release announcing that it raised approximately $4.84 million in gross proceeds through a private placement of approximately 2.15 million shares of Callisto Common Stock. The Common Stock was sold at a price of $2.25 per share. A copy of the press release is attached hereto as Exhibit 99.1.

         The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. Pursuant to the Common Stock Purchase Agreement, Callisto is required to prepare and file with the Securities and Exchange Commission, within 30 days after the closing date, a registration statement for the purpose of registering for resale all of the shares of Callisto Common Stock sold in the private placement.

         The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Common Stock Purchase Agreement dated April 19, 2004, which is attached hereto as Exhibit 10.1, which is incorporated herein by this reference.


Item 7   Financial Statements, Pro Forma Financial Information and Exhibits.


(c)      Exhibits.


         Exhibit Number              Description


         10.1 Common Stock Purchase Agreement, dated as of April 19, 2004 by and among the Registrant and the purchasers set forth on Exhibit A thereto.


         99.1                        Press Release dated April 19, 2004.

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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: April 19, 2004


                                           CALLISTO PHARMACEUTICALS, INC.



                                           By: /s/ Gary S. Jacob
                                               --------------------------------
                                               Gary S. Jacob, Ph.D.
                                               Chief Executive Officer